Exhibit 1.4

TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP
Publicly-held company
CNPJ/MF 02.558.157/0001-62 - NIRE 35.3.0015881-4

“Telesp and Vivo are Brazilian companies.  Information distributed in connection with the proposed share merger and the related shareholder vote is subject to Brazilian disclosure requirements that are different from those of the United States.
 Any financial statements and financial information included herein is prepared in accordance with Brazilian accounting standards that may not be comparable to the financial statements or financial information of United States companies.It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws in respect of the share merger, since the companies are located in Brazil and substantially all of their officers and directors are residents of Brazil.  You may not be able to sue the companies or their officers or directors in a Brazilian court for violations of the U.S. securities laws.  Finally, it may be difficult to compel the companies and their affiliates to subject themselves to a U.S. court’s judgment.
You should be aware that the companies may purchase shares of the companies otherwise than under the share merger, such as in open market or privately negotiated purchases, at any time during the pendency of the proposed transaction.”

MINUTES OF THE 189TH MEETING OF THE BOARDS OF DIRECTORS OF TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP

1. DATE, TIME AND LOCATION: March 25th, 2011, at 10 a.m., at Rua Martiniano de Carvalho, 851, in the city of São Paulo, State of São Paulo.

2. ATTENDANCE: The meeting was instated with the attendance of the Directors that sign this minute, in compliance with the quorum set forth in the By-laws. The members of the Board of Directors Mr. José Maria Alvarez-Pallete López, Fernando Abril-Martorell Hernandez, Iñaki Urdangarín, Juan Carlos Ros Brugueras; Luis Javier Bastida Ibarguen; Luiz Fernando Furlan; Miguel Angel Gutiérrez Méndez; Narcís Serra Serra have empowered the Chiarman of the Board of Directors Mr. Antonio Carlos Valente da Silva to vote on their behalf. The members of the Board of Directors Francisco Javier de Paz, José Fernando de Almansa Moreno-Barreda; Guillermo José Fernández Vidal and José Manuel Fernandez Norniella have participated of the meeting by videoconferencing from Madrid, Spain.

3. CHAIRMAN AND SECRETARY: Antônio Carlos Valente da Silva – Chairman of the Meeting and Gustavo Fleichman, Secretary of the Meeting.

4. ATTENDANCE: The meeting was called in accordance with article 19 of the Bylaws of the Company and as the required quorum set forth in the Bylaws was achieved, the meeting was installed. The members of the Board of Auditors, in compliance with article 163, § 3º of Law nr. 6.404/76, Mr. Flavio Stamm, Cremênio Medola Netto and Stael Prata Silva Filho. Moreover, the representatives of Banco Santander (Brasil) S.A., retained by the company to advise its Special Committee and Planconsult Planejamento e Consultoria Ltda., also attended to the meeting in order to provide the necessary clarifications.

5. AGENDA AND RESOLUTIONS:

The Chairman of the Board of Directors of Telecomunicações de São Paulo S.A. – Telesp (“Company”), Antonio Carlos Valente da Silva, clarified that, as it was known by all those in attendance, the purpose of the meeting was to resolve the terms and conditions for the corporate restructuring which proposal was presented to the Directors at the meeting held on December 27th, 2010, regarding the merger of the totality of the shares of Vivo Participações S.A. a publicly-held corporation incorporated in accordance with the laws of

Minutes of the 189th Meeting of the Board

TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP
Publicly-held company
CNPJ/MF 02.558.157/0001-62 - NIRE 35.3.0015881-4

MINUTES OF THE 189TH MEETING OF THE BOARDS OF DIRECTORS OF TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP

Brazil, headquartered in the city of São Paulo, State of São Paulo, at Roque Petroni Junior, 1464, 6th floor, enrolled with CNPJ/MF under nr. 02.558.074/0001-73 (“Vivo Part.”), mainly aiming at the consolidation of the companies’ shareholders base (“Corporate Restructuring”). The mentioned Corporate Restructuring will be submitted to the final approval of the General Shareholders Meeting of the Company and Vivo Part.

He highlighted that after the due considerations regarding the purposes of the transaction, it was concluded that the adoption of the Corporate Restructuring, as proposed, is justified insofar as, in addition to simplifying the corporate structure and allowing the concentration of the shareholders of the companies providing to the relevant shareholders the participation in only one publicly-held company with shares negotiated in the Brazilian and international stock exchanges, with higher liquidity, it will reduce the administrative costs and will provide the rationalization of the costs structure for the involved companies, as well as it will favor the integration of their related businesses and in the generation of synergies arising thereon, positively impacting the involved companies.

The Chairman also clarified that, as resolved in the meeting of the Board of Directors held on December 27th, 2010, Special Committees were created, both in the Company and in Vivo Part., as recommended by the Parecer de Orientação 35/08 issued by the Brazilian Securities Exchange Commission – CVM, that performed the attributions described in said Parecer de Orientação, including with respect to negotiation of the exchange ratios in an independent manner. The Special Committee for such purpose counted with the financial advisory of Banco Santander (Brasil) S.A., retained by the Company according to the Committee indication that has prepared a Valuation Report of the Company in order to suggest a range of possible exchange ratios so as to support the transaction negotiation.

It was reported the meeting of the Auditing and Controll Committee (Comitê de Auditoria e Controle) of the Company held on March 24, 2011, when the accounting aspects of the transaction were exposed.

Finally, he has informed those who attended the meeting that the Corporate Reestructuring had been analyzed by ANATEL – Agência Nacional de Telecomunicações, which approved the transaction in the ANATEL’s Executive Board’s meeting held on March 24th, 2011.

Minutes of the 189th Meeting of the Board

TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP
Publicly-held company
CNPJ/MF 02.558.157/0001-62 - NIRE 35.3.0015881-4

MINUTES OF THE 189TH MEETING OF THE BOARDS OF DIRECTORS OF TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP

The Coordinator of the Special Committee of the Company, Mr. Fernando Xavier Ferreira, made a brief report of the meetings held infoming that the Special Committees of the Company and of Vivo Part. after intense negotiation, have recommended the approval of the Corporate Restructuring, suggesting the adoption of the exchange ratio of shares indicated in their recommendation letter as being the most appropriate, being such exchange ratio inserted into the intervals indicated by their financial advisors in their Valuation Report.

Regarding the terms and conditions of the Corporate Restructuring involving the Company, the members of the Board of Directors, after clarifications rendered, before the favorable manifestation of the Board of Auditors, including after clarifications of the representatives of Banco Santander (Brasil) S.A. and Planconsult Planejamento and Consultoria Ltda. and reading the proper documents, having acknowledged the favorable opinion of the of the Board of Auditors resolved, unanimously:

5.1.    to ratify, ad referendum of the general shareholders meeting of the Company that will resolve about this matter, the retaining by the Board of Officers of the Company as indicated by the Special Committee, of the specialized company Banco Santander (Brasil) S.A., CNPJ/MF 90.400.888/0001-42, to evaluate the net worth of the Company and Vivo Part., at its respective economic value, by the discounted cash flow methodology on December 31, 2010, for the purpose of determining the exchange ratio of common and preferred shares of Vivo Part. by new shares to be issued by Telesp, as well as give their opinion in regard to the exchange ratio established;

5.2.    Considering the exchange ratio proposed in accordance with the recommendation of the Special Committees of the the Company and Vivo Part. after negotiations among the referred Special Committees and as from the evaluations issued by their respective financial advisors, the Board of Directors of the Company approved the exchange ratio of each share of Vivo Part. by 1,55 shares of the Company, exchange ratio which was recommended by the Company and Vivo Part.’s Special Committees as well as is comprised in the exchange ratio range considered by Banco Santander as equitable for the shareholders of the Company.

Minutes of the 189th Meeting of the Board

TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP
Publicly-held company
CNPJ/MF 02.558.157/0001-62 - NIRE 35.3.0015881-4

MINUTES OF THE 189TH MEETING OF THE BOARDS OF DIRECTORS OF TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP

It has been proposed that the fractions of shares resulting from the exchange ratio shall be grouped and sold in auction (or auctions, as the case may be) in BM&FBOVESPA, at market price, and the net amount obtained shall be paid to the shareholders of the referred Company, that as a result of the merger, are entitled to the referred fractions of shares, pro rata to the fractions held by them, up to 5 (five) business days as from the date that the auction is held (or last auction, if the case may be).

5.3     to ratify, ad referendum of the general shareholders meeting of the Company that will resolve about this matter, the retaining by the Board of Officers of the Company of the specialized company Planconsult Planejamento e Consultoria Ltda., enrolled with CNPJ/MF under No. 51.163.748/0001-23 (“Planconsult”), to: (i) evaluate the net worth of the Company at market prices for the purposes of article 264 of Law No. 6.404/76; and (ii) evaluate the shares of Vivo Part. for the purpose of determining the increase of capital stock of the Company;

5.4.    to approve, ad referendum of the general shareholders meeting of the Company that will resolve about this matter, the valuation reports of the net worth of the Company, at market prices, on the base date of December 31st, 2010, for the purpose of calculation of the exchange ratio resulting from the net worth criteria at market price, in the terms of article 264 of Law No. 6.404/76 (“Valuation Report of Net Worth at Market Price”);

5.5.    to approve, ad referendum of the general shareholders meeting of the Company that will resolve about this matter, the valuation report of the shares of Vivo Part. to be merged into the Company based in the economic value, for the purpose of determining the increase of capital stock of the Company, in compliance with article 252 § 1, combined with article 8º, both of Law No. 6.404, of December 15, 1976 (“Valuation Report of Capital Increase”);

5.6.    to approve, ad referendum of the general shareholders meeting of the Company that will resolve about this matter, the draft of the Protocol of Merger of Shares and Instrument of Justification to be executed between the Company and Vivo Part. (“Protocol of Merger”), which states the merger of the totality of shares of the Vivo Part. into Telesp. The Protocol of Merger sets forth the terms and general conditions of the intended merger, the justifications of the transaction, the valuation criteria of shares to be merged and the exchange ratio of the corporate participation of the shareholders of Vivo Part. by

Minutes of the 189th Meeting of the Board

TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP
Publicly-held company
CNPJ/MF 02.558.157/0001-62 - NIRE 35.3.0015881-4

MINUTES OF THE 189TH MEETING OF THE BOARDS OF DIRECTORS OF TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP

shares to be issued by the Company, agreed among the managements of the Company and Vivo Part.in accordance with the recommendation of the Special Committee created in the Company;

Considering the approval of the terms and conditions of the Protocol of Merger herein resolved, as well as the clarifications provided regarding the contemplated Corporate Restructuring, the members of the Board of Directors expressed their favorable opinion to the implementation of the analyzed transaction and authorized the execution of the Protocol of Merger by the Board of Directors of the Company, the call of the Extraordinary Shareholders Meeting to resolve on the analyzed transaction and respective documents and the proposal of amendment of article 5 of the ByLaws in order to state the capital increase of the Company resulting from the merger of shares of Vivo Part. as set forth in the Protocol of Merger as well as authorized the Officers to take all the necessary measures to implement the Corporate Restructuring.

The member of the Board of Directors, Mr. Luciano Ventura has requested to be registered in the minutes of the meeting, the absolute independent work of the Special Committee that did not suffer interference from any of the other members of the Board of Directors neither from the Officers, but only the technical assistance from the Merger and Acquisitions and Investor Relations Officer, Mr. Norair Ferreira do Carmo and of the General Secretary, Gustavo Fleichman.

The Chairman of the Company, Antonio Valente, thanked the Members of the Board of Directors for their dedication and efforts for the successful conclusion of the work the way it was achieved.

6. CLOSING: As no matters were left to be discussed, the meeting was adjourned and the minute was drawn up, and after read and approved, it was executed by the Directors and by the Secretary, being registered at the corporate books.

Minutes of the 189th Meeting of the Board

TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP
Publicly-held company
CNPJ/MF 02.558.157/0001-62 - NIRE 35.3.0015881-4

MINUTES OF THE 189TH MEETING OF THE BOARDS OF DIRECTORS OF TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP

Antonio Carlos Valente da Silva Chairman of the Board	José Maria Alvarez-Pallete López Vice-Chairman of the Board Represented by Antonio Carlos Valente da Silva, by delegation of vote
Fernando Abril-Martorell Hernandez Represented by Antonio Carlos Valente da Silva, by delegation of vote	Fernando Xavier Ferreira
Francisco Javier de Paz	Guillermo José Fernández Vidal
Iñaki Urdangarín Represented by Antonio Carlos Valente da Silva, by delegation of vote	José Fernando de Almansa Moreno-Barreda
José Manuel Fernandez Norniella	Juan Carlos Ros Brugueras Represented by Antonio Carlos Valente da Silva, by delegation of vote
Luciano Carvalho Ventura	Luis Javier Bastida Ibarguen Represented by Antonio Carlos Valente da Silva, by delegation of vote
Luiz Fernando Furlan Represented by Antonio Carlos Valente da Silva, by delegation of vote	Miguel Angel Gutiérrez Méndez Represented by Antonio Carlos Valente da Silva, by delegation of vote
Narcís Serra Serra Represented by Antonio Carlos Valente da Silva, by delegation of vote

Minutes of the 189th Meeting of the Board

TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP
Publicly-held company
CNPJ/MF 02.558.157/0001-62 - NIRE 35.3.0015881-4

MINUTES OF THE 189TH MEETING OF THE BOARDS OF DIRECTORS OF TELECOMUNICAÇÕES DE SÃO PAULO S/A - TELESP

Members of the Board of Auditors: Flávio Stamm Stael Prata Silva Filho	Cremênio Medola Netto

Gustavo Fleichman
Secretary of the Board of Directors

Minutes of the 189th Meeting of the Board

RECOMMENDATION OF THE SPECIAL COMMITTEE OF
TELECOMUNICAÇÕES DE SÃO PAULO S.A. - TELESP
(ATTACHMENT TO THE MINUTES OF THE BOARD OF
DIRECTORS MEETING OF TELESP)
-FREE TRANSLATION-

São Paulo, March 25, 2011.

To the
Board of Directors of Telecomunicações de São Paulo S.A. - Telesp

Dear Members of the Board,

The undersigned members of the Special Independent Committee (“Committee”)  created by the Board of Directors of Telecomunicações de São Paulo S.A. - Telesp (“Company”) on December 27, 2010 to fulfill the attributions stated in Parecer de Orientação No. 35 issued by Brazilian Securities and Exchange Commission, regarding the transaction subject of the Notice of Material Fact of the same date regarding the merger of shares of Vivo Participações S.A. (“Vivo Participações”) into the Company (“Corporate Restructuring”), hereby present its recommendations to this Board of Directors as follows.

The Committe was advised, since the initial phase of the analysis of the financial information of the companies and during all process of negotiation, by Banco Santander (Brasil) S.A. (“Financial Advisor”) that prepared an economical-financial analysis of the Company and Vivo Part. based on the discounted cash flow methodology, that is part of Schedule I hereto, having being considered that the discounted cash flow methodology is the most adequate, drawing from this analysis the values of the companies and the indicative range of exchange ratio that together with other elements was a base for negotiation of the exchange ratio agreed with the committee of Vivo Part.

Therefore, once the process of negotiation of exchange ratio of shares of Vivo Part. for shares of Telesp has been satisfactory ended, this Committee and the special independent committee of Vivo Part. have agreed to recommend to their respective Boards of Directors the exchange ratio of 1 (one) share of Vivo Part. for 1,55 shares of the Company, being the same exchange ratio for preferred and common shares (“Exchange Ratio”).

The recommendation to adopt the Exchange Ratio above was based on the analysis of the financial statements and economic-financial information of the Company and of Vivo Part. and Telesp that were made available by them for the works of the Committee.

Considering the result of the analysis prepared by the Financial Advisor, as well as the Exchange Ratio agreed, the Financial Advisor issued its understanding certifying that the shareholders of the Company are being treated in an equitable way (Schedule II), confirming the understanding of this Committee.

RECOMMENDATION OF THE SPECIAL COMMITTEE OF
TELECOMUNICAÇÕES DE SÃO PAULO S.A. - TELESP
(ATTACHMENT TO THE MINUTES OF THE BOARD OF
DIRECTORS MEETING OF TELESP)
-FREE TRANSLATION-

Therefore, in view of our analysis described above and the analysis of the other terms and conditions of the transaction we recommend the adoption of the Exchange Ratio indicated above, as well as the approval of this Corporate Restructuring by the Board of Directors of the Company.

Fernando Xavier Ferreira
Coordinator and Member of the Special Committee

Luciano Carvalho Ventura
Member of the Special Committee

Claudio Vilar Furtado
Member of the Special Committee